Registration No. 333-139512

As filed with the Securities and Exchange Commission on November 30, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

ELBIT SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Israel	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Advanced Technology Center
P.O. Box 539
Haifa 31053 Israel	31053
(Address of Principal Executive Offices)	(Zip Code)
________________

2007 STOCK OPTION PLAN
(Full title of the plan)
________________

Elbit Systems of America, LLC
4700 Marine Creek Parkway
Fort Worth, Texas 76136
(Name and address of agent for service)
________________

(817) 234-6600
(Telephone number, including area code, of agent for service)
________________

Copies to:

Timothy I. Kahler, Esq.
Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Elbit Systems Ltd. (the “Registrant”) hereby amends its registration statement on Form S-8 (Registration No. 333-139512) (the “Registration Statement”) by filing this Post-Effective Amendment No. 1 to reflect the amendment of the Registrant’s 2007 Stock Option Plan.  The Amended 2007 Stock Option Plan filed herewith as Exhibit 4.3 replaces the Exhibit 4.3 previously filed with the Registration Statement.  No additional securities are being registered.

Exhibit Number	Description
4.3	Amended 2007 Stock Option Plan
24.1	Power of Attorney (Incorporated by reference to Exhibit 24.1 of the Elbit Systems Ltd. Registration Statement on Form S-8 filed December 20, 2006 (SEC file number 333-139512)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haifa, Israel on this 30th day of November 2011.

ELBIT SYSTEMS LTD.

By: /s/ Joseph Ackerman
Name: Joseph Ackerman
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

*
Michael Federmann		Chairman of the Board of Directors	November 30, 2011

/s/ Joseph Ackerman		President, Chief Executive Officer	November 30, 2011
Joseph Ackerman		(Principal Executive Officer)

/s/ Joseph Gaspar		Chief Financial Officer	November 30, 2011
Joseph Gaspar		(Principal Financial and Accounting officer)

*
Moshe Arad		Director	November 30, 2011

*
Avraham Asheri		Director	November 30, 2011

*
Rina Baum		Director	November 30, 2011

David Federmann		Director

Yehoshua Gleitman		Director

*
Yigal Ne’eman		Director	November 30, 2011

*
Dov Ninveh		Director	November 30, 2011

Dalia Rabin		Director

/s/ Raanan Horowitz
Raanan Horowitz		President, Elbit Systems of America, LLC,	November 30, 2011
Authorized Representative in the United States

*By:	/s/ Joseph Ackerman		November 30, 2011
Joseph Ackerman
Attorney-in-Fact